Exhibit 99.1

BUNKER HILL MINING STRENGTHENS EXECUTIVE TEAM

AND

ACHIEVES IMPROVED ESG RATING IN LATEST DIGBEE ASSESSMENT

KELLOGG, IDAHO | VANCOUVER, BRITISH COLUMBIA, July 16, 2026 -- Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX: BNKR | OTCQB: BHLL) is pleased to announce that Bradley Barnett has been appointed Chief Financial Officer of the Company, effective immediately, and Mark Hayes has been appointed General Counsel, effective August 10, 2026. Mr. Barnett has been serving the Company as Interim Chief Financial Officer and will now assume the role on a permanent basis.

Mr. Barnett has played a key role in supporting the Company’s financial operations during a transformative period for Bunker Hill, including the advancement of redevelopment and commissioning activities at the historic Bunker Hill Mine (the “Bunker Hill Mine”). His appointment reflects the Company’s board of directors’ (the “Board”) confidence in his leadership, financial expertise, and ongoing contribution to the Company as it transitions toward production.

“Brad, one of the three founding members of the new management team that arrived in the Silver Valley in 2020 to transform Bunker Hill’s future, is a proven and highly capable mining executive. As Interim Chief Financial Officer, he has demonstrated strong financial leadership, exceptional commercial acumen and the ability to build a superb performance-focused partnership with the operating team,” said Richard Williams, Executive Chairman of Bunker Hill. “We are very pleased to appoint him as Chief Financial Officer on a permanent basis and look forward to his continued contribution as we execute on our production restart and long-term growth strategy.”

Bunker Hill is also pleased to announce the appointment of Mark Hayes as General Counsel, effective August 10, 2026. Mr. Hayes joins Bunker Hill with more than a decade of legal and strategic experience focused on the mining, natural resources, and energy sectors. Most recently, he served as head of legal for Nuton, Rio Tinto’s innovative copper leaching technology venture, where he advised executive leadership on strategic investments, governance matters, commercial agreements, environmental and regulatory issues, and intellectual property management across a portfolio of mining projects throughout the Americas.

Prior to Nuton, Mr. Hayes held several senior legal positions within Rio Tinto’s copper and borates businesses, supporting major mining operations and growth initiatives throughout North and South America. His experience includes mergers and acquisitions, project development, environmental permitting, regulatory compliance, commercial negotiations, joint ventures, and corporate governance. Before joining Rio Tinto, Mr. Hayes served as a public lands attorney with the U.S. Department of the Interior and practiced natural resources and environmental law with McAfee & Taft.

“Mark’s appointment comes at a key time for Bunker Hill as we advance towards commercial production and evolve our long-term growth strategy,” said Richard Williams, Executive Chairman of Bunker Hill. “His combination of operational mining experience, transactional expertise, and regulatory knowledge gained through leadership roles at Rio Tinto will be invaluable as we build a modern, responsible, and profitable mining company. We are very excited to welcome Mark to our team.”

Mr. Hayes added, “Bunker Hill represents one of the most compelling mine restart stories in North America. The opportunity to help guide the Company through this next phase of production and growth, while contributing to the revitalization of one of the world’s most historic mining districts, is incredibly exciting. I look forward to working with the management team and Board to support Bunker Hill’s continued success.”

Mr. Hayes earned a Juris Doctor, magna cum laude, from the University of Oklahoma College of Law and holds a Bachelor of Arts in Politics from Princeton University, where he was a four-year varsity football letterman and All-Ivy selection. He is admitted to practice law in Utah and Oklahoma and has also completed executive business studies in mergers and acquisitions.

AWARD OF ‘A’ GRADE IN DIGBEE ESG ASSESSMENT

The results of Bunker Hill’s latest independent ESG assessment of its operations and corporate governance system, conducted by Digbee Limited (“Digbee”), a leading technology platform specializing in ESG disclosure and benchmarking for the mining sector, have been published.

In its fourth Digbee review — and its first conducted under the Operations Phase analysis framework, Bunker Hill achieved an overall ESG score of “A” (range: “B” to “AAA”) as of April 2026, representing a significant improvement over the Company’s previous assessment.

The assessment reflects the positive way that the Company integrates ESG principles into all aspects of its operations, governance, and long-term strategy. As with previous Digbee reports, the advice provided by Digbee assists the Company in advancing and developing this approach further, helping it to achieve the coveted AAA grade in the future.

A LANDMARK MINE RESTART IN THE UNITED STATES

The historic Bunker Hill Mine, located in Idaho’s prolific Silver Valley is advancing now towards commercial production. The restart of this mine after 45 years of closure and remediation represents the first mining operation to restart commercial mining within an active U.S. EPA Superfund-designated cleanup site since the establishment of the Superfund program in 1969. This represents a significant milestone for both the Company, the broader U.S. mining industry, and the community of the Silver Valley.

RESPONSIBLE REDEVELOPMENT WITH LONG-TERM COMMUNITY BENEFITS

The Bunker Hill Mine redevelopment includes:

●	remediation and modernization of historic infrastructure;

●	installation of modern processing and environmental systems;

●	in-mine water treatment and milling infrastructure;

●	filtered tailings technology; and

●	placement of tailings underground to reduce long-term surface impacts.

The mine is expected to directly employ between 200 and 250 people once commercial production is reached, with indirect employment estimated at approximately 1,000 jobs throughout the region. Most employees and contractors are expected to be drawn from local communities within Idaho’s Silver Valley and surrounding areas.

POSITIONED TO SUPPLY ESSENTIAL METALS FROM WITHIN THE USA

The Bunker Hill Mine produces silver, zinc, and lead concentrates from Idaho’s prolific Coeur d’Alene Mining District — a significant historic silver-producing region in the United States and the supplier of some of its best underground miners.

As the USA prioritizes domestic industrial capacity and secure supply chains, Bunker Hill is positioned to play its part as an American producer of both precious and industrial metals via the responsible restart of a historic mining operation.

COMMITMENT TO ESG LEADERSHIP

Digbee’s assessment highlighted the Company’s experienced leadership team, strengthened governance framework, and continued enhancement of corporate policies and operational standards.

Bunker Hill remains focused on:

●	operational excellence;

●	high standards of environmental stewardship;

●	workforce safety;

●	community engagement; and

●	transparent governance practices.

As the Bunker Hill Mine advances now toward commercial production making use of modern technology, practices and systems, it aims to maintain the highest standards of operational excellence in all matters, including environmental management. Partnered with the community of the Silver Valley, and alongside those other local mining companies that are investing in operations nearby, it seeks to play an important part in offering skilled, well paid and modern employment in a revitalising domestic United States mining industry: delivering critical metal into the US supply chain, creating long-life, dynamic United States jobs and in ways that protect and enhance the environment around it.

ABOUT BUNKER HILL MINING

Bunker Hill Mining Corp. is a U.S.-based development company focused on the restart of its flagship asset—the historic Bunker Hill Mine in northern Idaho’s prolific Coeur d’Alene mining district. This renowned silver, zinc, and lead deposit is advancing towards commercial production using modern exploration techniques and responsible development practices to unlock its full potential.

The Company’s strategy is centered on efficiently revitalizing this high-quality asset to deliver long-term value, while upholding strong environmental and operational standards. Bunker Hill is committed to maximizing shareholder returns through the disciplined redevelopment of one of North America’s most storied mining operations.

Additional information is available at www.bunkerhillmining.com and on SEDAR+ and EDGAR.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: the impacts on community employment; delivering critical metal into the U.S. supply chain, the Company’s general objectives, goals or future plans, including the ramp up of the Bunker Hill Mine to commercial production and the achievement of future short term, medium term, and long term operational strategies. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to develop future mining plans and strategies based on the high-grade silver mineralization; Bunker Hill’s ability to receive sufficient project financing for the restart and ongoing development of the Bunker Hill Mine on acceptable terms or at all; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, and the following: the Company’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to ramp up the Bunker Hill Mine to commercial production and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).